UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Granite Ridge Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-2227812
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share Warrants to purchase Common Stock, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-264986

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Stock, par value $0.0001 per share (the “Common Stock”), of Granite Ridge Resources, Inc., a Delaware corporation (the “Registrant”), and warrants to purchase Common Stock (together with the Common Stock, the “Securities”) of the Registrant.

A description of the Securities is set forth under the heading “Description of Parent Capital Stock” in the proxy statement/prospectus included in the Registrant’s registration statement on Form S-4 (Registration No. 333-264986), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 12, 2022 and declared effective by the Commission on September 28, 2022 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-reference descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the New York Stock Exchange and the Securities are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: October 21, 2022	By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: Chief Executive Officer

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